Exhibit 99.1

FOR IMMEDIATE RELEASE

BIO-RAD REPORTS FIRST-QUARTER 2007 FINANCIAL RESULTS

HERCULES, CA – May 3, 2007 – Bio-Rad Laboratories, Inc. (AMEX: BIO and BIOb), a multinational manufacturer and distributor of life science research and clinical diagnostics products, announced financial results today for the first quarter year ended March 31, 2007.

The Company posted revenues of $322.5 million, up 4.6% compared to $308.3 million reported for the first quarter of 2006. On a currency-neutral basis, revenues increased 0.4% compared to the same period last year. Net income for the first quarter was $27.0 million compared to $31.2 million reported for the same quarter in 2006. First-quarter net income was $1.02 per share, or $0.99 per share on a fully diluted basis, compared to $1.19 and $1.16, respectively, during the first quarter last year. First-quarter gross margin from operations was 55.6% compared to 56.9% in the same period last year.

“While sales were solid in our Clinical Diagnostics segment, our Life Science segment continues to face some slowness in the US and Asian academic segments,” said Norman Schwartz, Bio-Rad President and Chief Executive Officer. “We are encouraged, however, by growth across several product lines and the introduction of new products like the Mini-PROTEAN® Tetra cell and the Profinia™ protein purification system.”

Life Science

Life Science segment net sales for the quarter were $141.6 million, down 2.2% compared to the same period last year. On a currency-neutral basis, segment sales decreased by 5.7%. Overall performance in this segment continued to be impacted by the drop in BSE (bovine spongiform encephalopathy) testing revenues as both the number of animals tested and the average selling price continues to decline. In addition, reduced government sponsored research funding has impacted sales across the segment's traditional product lines. This weakness was somewhat offset, however, by the introduction of the ProteOn™ XPR36 protein interaction array system and growth of the Bio-Plex® suspension array system instrument and reagents. Sales of the Bio-Plex system were driven in part by 57 new assays that were introduced in 2006. During the quarter, the segment introduced a number of new products including the Mini-PROTEAN Tetra cell, the Company’s fourth generation electrophoresis system; as well as the Profinia protein purification system.

Clinical Diagnostics

The Clinical Diagnostics segment reported net sales of $177.6 million for the quarter, up 10.8%

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Bio-Rad Reports First-Quarter 2007 Financial Results

compared to the first quarter last year, or 5.9% excluding currency effects. These results were largely due to continued growth across all product lines, most notably blood virus and quality control products.   Strong blood virus sales in the US were in part the result of customers converting to the HIV-1/HIV-2 PLUS O EIA test. In addition, the segment had record installations of QCNet™ software, which allows customers to connect to Bio-Rad via the Internet for their QC data processing needs.

Management will discuss these results in a conference call at 2 PM Pacific Time (5 PM Eastern Time) May 3, 2007. Interested parties can access the call by dialing 800-295-4740 (in the US), or 617-614-3925 (international), access number 87033646. The live webcast can be accessed at http://www.bio-rad.com. A replay of the call will be available at 888-286-8010 (in the US), or 617-801-6888 (international), access number 53777366, for seven days following the call and the webcast can be accessed at

http://www.bio-rad.com for 30 days.

About Bio-Rad

Bio-Rad Laboratories, Inc. (AMEX: BIO and BIOb), has remained at the center of scientific discovery for more than 50 years manufacturing and distributing a broad range of products for the life science research and clinical diagnostics markets. The Company is renowned worldwide among hospitals, universities, major research institutions as well as biotechnology and pharmaceutical companies for its commitment to quality and customer service. Founded in 1952, Bio-Rad is headquartered in Hercules, California, and serves more than 85,000 research and industry customers worldwide through its global network of operations. The Company employs over 5,000 people globally and had revenues of nearly $1.3 billion in 2006. For more information, visit www.bio-rad.com.

Various statements made within this press release may constitute “forward-looking statements” for the purposes of the Securities and Exchange Commission’s “safe harbor” provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934.  The forward-looking statements contained herein involve risks and uncertainties that could cause results to differ materially from the Company’s expectation.

For more information contact:

Christine Tsingos, Vice President and Chief Financial Officer, or

Ron Hutton, Treasurer

Bio-Rad Laboratories, Inc.

510-724-7000

investor_relations@bio-rad.com

BIO-RAD LABORATORIES, INC.
Condensed Consolidated Statements of Income
(In thousands except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006

Net sales	$ 322,508	$ 308,338
Cost of good sold	143,127	132,810
Gross profit	179,381	175,528

Selling, general and administrative expense	107,750	100,070
Product research and development expense	32,781	28,091
Interest expense	7,869	8,019
Foreign exchange (gains) losses, net	(272)	11
Other (income) expense, net	(6,186)	(4,542)
Income from continuing operations before taxes	37,439	43,879
Provision for income taxes	10,442	12,681
Net income	$ 26,997	$ 31,198

Basic earnings per share:
Net income	$ 1.02	$ 1.19
Weighted average common shares	26,580	26,277

Diluted earnings per share:
Net income	$ 0.99	$ 1.16
Weighted average common shares	27,156	26,829

BIO-RAD LABORATORIES, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2007	2006

Current Assets:
Cash and cash equivalents	$ 230,314	$ 223,607
Short-term investments	241,418	264,473
Accounts receivable, net	290,116	292,970
Inventories, net	259,965	253,045
Other current assets	107,879	95,682
Total current assets	1,129,692	1,129,777

Net property, plant and equipment	188,763	189,627
Goodwill	119,492	119,492
Purchased intangibles, net	44,220	44,605
Other assets	124,876	112,667
Total assets	$ 1,607,043	$ 1,596,168

Current liabilities:
Notes payable and current maturities of long-term debt	$ 4,609	$ 3,042
Accounts payable	61,946	83,411
Accrued payroll and employee benefits	70,590	92,101
Sales, income and other taxes payable	22,240	19,949
Other current liabilities	112,706	121,030
Total current liabilities	272,091	319,533

Long-term debt, net of current maturities	425,504	425,625
Other long-term liabilities	48,784	31,472
Stockholders’ equity	860,664	819,538
Total liabilities and stockholders’ equity	$ 1,607,043	$ 1,596,168

BIO-RAD LABORATORIES, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Cash received from customers	$ 327,214	$ 299,764
Cash paid to suppliers and employees	(324,067)	(283,973)
Interest paid	(8.540)	(8,938)
Income tax payments	(12,424)	(9,562)
Litigation settlement	(1,033)	(44,167)
Other operating activities	6,209	4,805
Net cash used in operating activities	(12,641)	(42,071)

Cash flows from investing activities:
Capital expenditures, net	(10,636)	(11,318)
Receipt of restricted cash	--	36,498
Other investing activities	22,494	(16,943)
Net cash provided by investing activities	11,858	8,237

Cash flows from financing activities:
Payments on long-term debt	(123)	(117)
Other financing activities	7,388	2,813
Net cash provided by financing activities	7,265	2,696

Effect of exchange rate changes on cash	225	9

Net (decrease) increase in cash and cash equivalents	6,707	(31,129)
Cash and cash equivalents at beginning of period	223,607	296,716
Cash and cash equivalents at end of period	$ 230,314	$ 265,587

Reconciliation of net income to net cash provided by operating activities:
Net Income	$ 26,997	$ 31,198
Adjustments to reconcile net income to net cash provided by
operating activities (net of effects of acquisitions):
Depreciation and amortization	14,375	12,971
Changes in working capital	(51,999)	(53,198)
Litigation settlement	(1,033)	(44,167)
Other	(981)	11,125

Net cash used in operating activities	$ (12,641)	$ (42,071)